Earnings Release Q4 and Full Year 2023
Coursera Reports Fourth Quarter and Full Year 2023 Financial Results

•Grows full year 2023 revenue 21% year-over-year
•Provides full year 2024 revenue outlook midpoint of $735 million

MOUNTAIN VIEW, Calif. (BUSINESS WIRE) – Coursera, Inc. (NYSE: COUR) today announced financial results for its fourth quarter and full year ended December 31, 2023.

“We believe generative AI will unleash the next wave of innovation and productivity, but individuals and institutions will require high-quality education and training to adopt the technology quickly and safely,” said Coursera CEO Jeff Maggioncalda. “Coursera is partnering with the top research universities and companies at the forefront of AI, including Microsoft, Stanford Online, DeepLearning.AI, Google Cloud, AWS, and more to serve our platform’s 142 million learners around the world.”

Financial Highlights for Fourth Quarter 2023
•Total revenue was $168.9 million, up 19% from $142.2 million a year ago.
•Gross profit was $89.3 million or 53% of revenue, compared to $87.9 million or 62% of revenue a year ago. Non-GAAP gross profit was $91.2 million or 54% of revenue, compared to $89.9 million or 63% of revenue a year ago. The change reflects a shift of expense, from operating expense to cost of revenue, associated with the previously announced contract extension with our largest industry partner.
•Net loss was $(20.4) million or (12.1)% of revenue, compared to $(51.7) million or (36.4)% of revenue a year ago. Non-GAAP net income was $9.5 million or 5.6% of revenue, compared to non-GAAP net loss of $(5.5) million or (3.9)% of revenue a year ago.
•Net loss per share was $(0.13), compared to $(0.35) a year ago. Non-GAAP net income per share was $0.06, compared to non-GAAP net loss per share of $(0.04) a year ago.
•Adjusted EBITDA was $5.7 million or 3.4% of revenue, compared to $(5.8) million or (4.1)% of revenue a year ago.
•Net cash provided by operating activities was $11.6 million, compared to a use of $(5.4) million a year ago. Free Cash Flow was $5.7 million, compared to $(7.9) million a year ago.

Financial Highlights for Full Year 2023
•Total revenue was $635.8 million, up 21% from $523.8 million in the prior year.
•Gross profit was $329.8 million or 52% of revenue, compared to $331.5 million or 63% of revenue in the prior year. Non-GAAP gross profit was $337.5 million or 53% of revenue, compared to $337.7 million or 64% of revenue in the prior year. The change reflects a shift of expense, from operating expense to cost of revenue, associated with the previously announced contract extension with our largest industry partner.
•Net loss was $(116.6) million or (18.3)% of revenue, compared to $(175.4) million or (33.5)% of revenue in the prior year. Non-GAAP net income was $1.8 million or 0.3% of revenue, compared to non-GAAP net loss of $(50.3) million or (9.6)% of revenue in the prior year.
•Net loss per share was $(0.77), compared to $(1.21) in the prior year. Non-GAAP net income per share was $0.01, compared to non-GAAP net loss per share of $(0.35) in the prior year.
•Adjusted EBITDA was $(10.0) million or (1.6)% of revenue, compared to $(36.9) million or (7.1)% of revenue in the prior year.
•Net cash provided by operating activities was $29.6 million, compared to a use of $(38.1) million in the prior year. Free Cash Flow was $7.9 million, compared to $(53.3) million in the prior year.

“In 2023, we grew revenue 21% year-over-year and delivered positive Adjusted EBITDA for the first time in the fourth quarter,” said Ken Hahn, Coursera’s CFO. “We have a consistent track record of growing with leverage, and our initial 2024 outlook anticipates a 550 basis point improvement in Adjusted EBITDA Margin to approximately four percent.”

Earnings Release Q4 and Full Year 2023

Coursera revised its definition of Free Cash Flow to include purchases of content assets. The Free Cash Flow amounts reported in this earnings release have been recast to reflect this updated definition of Free Cash Flow. For more information regarding the non-GAAP financial measures discussed in this press release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Operating Segment Highlights for Fourth Quarter 2023
•Consumer revenue was $97.2 million, up 22% from a year ago on strong demand for entry-level Professional Certificates and newly launched generative AI courses. Segment gross margin was $51.5 million, or 53% of Consumer revenue, compared to 73% a year ago. The change is associated with the previously announced contract extension with our largest industry partner. We added 6 million new registered learners during the quarter for a total of 142 million.
•Enterprise revenue was $58.3 million, up 15% from a year ago on strength in our government and campus verticals. The total number of Paid Enterprise Customers increased to 1,369, up 19% from a year ago. Segment gross margin was $39.6 million, or 68% of Enterprise revenue, compared to 66% a year ago. Our Net Retention Rate for Paid Enterprise Customers was 98%.
•Degrees revenue was $13.4 million, up 12% from a year ago on growth in new students and scaling of recent program launches. Segment gross margin was 100% of Degrees revenue as there is no content cost attributable to the Degrees segment. The total number of Degrees Students reached 22,025, up 22% from a year ago.

All key business metrics are as of December 31, 2023. For more information regarding the metrics discussed in this press release, please see "Key Business Metrics Definitions" below.

Content, Customer, and Platform Highlights

Content and Credentials:
•Introduced Generative AI for Everyone from DeepLearning.AI, a new course by Coursera co-founder Andrew Ng, with more than 100,000 enrollments in its initial weeks to become our fastest-growing course of 2023.
•Welcomed our first degree from the University of Pittsburgh with a Master of Data Science focused on access and affordability, including performance-based admissions from open content and a pay-as-you-go total tuition cost of $15,000.
•Launched an entry-level Professional Certificate from Keller Williams, designed to equip learners of all backgrounds with the knowledge and skills to excel as a real estate agent.

Enterprise Customers:
•Coursera for Business signed new and expanded relationships with leading companies, including Atlas Technology Systems (U.S.), Banco Santander (Mexico), Capgemini, (France), and Lockheed Martin (U.S.).
•Coursera for Government launched an expanded partnership with the New York State Department of Labor (NYSDOL) and Empire State University (SUNY Empire), allowing New Yorkers in the NYSDOL program to transfer eligible credits from courses on Coursera to any of SUNY Empire’s 125 bachelor’s and associate degree programs.
•Coursera for Campus partnered with global higher education institutions to equip students with in-demand skills and certificates, including Acharya Institute of Technology (India), College of Charleston (U.S.), Lovely Professional University (India), Qatar University (Qatar), and University of Prince Mugrin (Saudi Arabia).

Learning Platform:
•Launched Generative AI (GenAI) Academy, a new Enterprise offering designed to equip executives and their employees with the foundational literacy and skills from top research universities and companies at the forefront of AI, including Stanford Online, Vanderbilt, DeepLearning.AI, Google Cloud, Microsoft, and AWS.
•Expanded our AI-powered translation initiative from seven to 18 popular languages, allowing learners speaking Chinese, Dutch, Greek, Italian, and more to access over 4,000 courses, Specializations, and Professional Certificates in their local language.
•Received an Authorized Instructional Platform designation from the American Council on Education (ACE), as the first instructional platform to receive this distinction of academic integrity, security, and rigor.

Earnings Release Q4 and Full Year 2023

Highlights reflect developments since September 30, 2023 through today’s announcement. For additional information on these developments, see the Coursera Blog at blog.coursera.org.

Financial Outlook

•First quarter 2024:
◦Revenue in the range of $168 to $172 million
◦Adjusted EBITDA in the range of $(2) to $2 million
•Full year 2024:
◦Revenue in the range of $730 to $740 million
◦Adjusted EBITDA in the range of $26 to $32 million
◦Free Cash Flow at or above Adjusted EBITDA

Actual results may differ materially from Coursera’s Financial Outlook as a result of, among other things, the factors described under “Special Note on Forward-Looking Statements” below.

A reconciliation of our non-GAAP guidance measure (Adjusted EBITDA) to the corresponding GAAP guidance measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this press release.

Conference Call Details

As previously announced, Coursera will hold a conference call to discuss its fourth quarter and full year 2023 performance today, February 1, 2024, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

A live, audio-only webcast of the conference call and earnings release materials will be available to the public on our Investor Relations page at investor.coursera.com. For those unable to listen to the broadcast live, an archived replay will be accessible in the same location for one year.

Disclosure Information

In compliance with disclosure obligations under Regulation FD, Coursera announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission (“SEC”), press releases, company blog posts, public conference calls, and webcasts, as well as via Coursera’s investor relations website.

About Coursera

Coursera was launched in 2012 by two Stanford Computer Science professors, Andrew Ng and Daphne Koller, with a mission to provide universal access to world-class learning. It is now one of the largest online learning platforms in the world, with 142 million registered learners as of December 31, 2023. Coursera partners with over 325 leading university and industry partners to offer a broad catalog of content and credentials, including courses, Specializations, Professional Certificates, Guided Projects, and bachelor’s and master’s degrees. Institutions around the world use Coursera to upskill and reskill their employees, citizens, and students in fields such as data science, technology, and business. Coursera became a Delaware public benefit corporation and a B Corp in February 2021.

Contacts

For investors: Cam Carey, ir@coursera.org

For media: Arunav Sinha, press@coursera.org

# # #

Earnings Release Q4 and Full Year 2023
Key Business Metrics Definitions

Registered Learners

We count the total number of registered learners at the end of each period. For purposes of determining our registered learner count, we treat each customer account that registers with a unique email as a registered learner and adjust for any spam, test accounts, and cancellations. Our registered learner count is not intended as a measure of active engagement. New registered learners are individuals that register in a particular period.

Paid Enterprise Customers

We count the total number of Paid Enterprise Customers at the end of each period. For purposes of determining our customer count, we treat each customer account that has a corresponding contract as a unique customer, and a single organization with multiple divisions, segments, or subsidiaries may be counted as multiple customers. We define a “Paid Enterprise Customer” as a customer who purchases Coursera via our direct sales force. For purposes of determining our Paid Enterprise Customer count, we exclude our Enterprise customers who do not purchase Coursera via our direct sales force, which include organizations engaging on our platform through our Coursera for Teams offering or through our channel partners.

Net Retention Rate (“NRR”) for Paid Enterprise Customers

We calculate annual recurring revenue (“ARR”) by annualizing each customer’s monthly recurring revenue (“MRR”) for the most recent month at period end. We calculate “Net Retention Rate” as of a period end by starting with the ARR from all Paid Enterprise Customers as of the 12 months prior to such period end, or Prior Period ARR. We then calculate the ARR from these same Paid Enterprise Customers as of the current period end (“Current Period ARR”). Current Period ARR includes expansion within Paid Enterprise Customers and is net of contraction or attrition over the trailing 12 months, but excludes revenue from new Paid Customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at our Net Retention Rate.

Number of Degrees Students

We count the total number of Degrees students for each period. For purposes of determining our Degrees student count, we include all the students that are matriculated in a degree program and who are enrolled in one or more courses in such degree program during the period. If a degree term spans across multiple quarters, said student is counted as active in all quarters of the degree term. For purposes of determining our Degrees student count, we do not include students who are matriculated in the degree but are not enrolled in a course in that period.

Non-GAAP Financial Measures

In addition to financial information presented in accordance with GAAP, this press release includes non-GAAP gross profit, non-GAAP net income (loss), non-GAAP net income (loss) per share, Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow, each of which is a non-GAAP financial measure. These are key measures used by our management to help us analyze our financial results, establish budgets and operational goals for managing our business, evaluate our performance, and make strategic decisions. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, we believe these measures are useful for period-to-period comparisons of our business. We also believe that the presentation of these non-GAAP financial measures provides an additional tool for investors to use in comparing our core business and results of operations over multiple periods with other companies in our industry, many of which present similar non-GAAP financial measures to investors, and to analyze our cash performance. However, the non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. These non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered as a substitute for or in isolation from financial information presented in accordance with GAAP. These non-GAAP financial measures have limitations as analytical tools.

Non-GAAP Gross Profit, Non-GAAP Net Income (Loss), and Non-GAAP Net Income (Loss) Per Share

We define non-GAAP gross profit and non-GAAP net income (loss) as GAAP gross profit and GAAP net loss excluding the impact of stock-based compensation expense, amortization of stock-based compensation expense capitalized as internal-use software costs, payroll tax expense related to stock-based compensation, and restructuring related charges. Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by the diluted weighted average shares of common stock outstanding. We believe the presentation of these adjusted operating results provides useful supplemental information to investors and facilitates the analysis and comparison of our operating results across reporting periods.

Earnings Release Q4 and Full Year 2023
Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA as our GAAP net loss excluding: (1) depreciation and amortization; (2) interest income, net; (3) income tax expense; (4) other (income) expense, net; (5) stock-based compensation expense; (6) payroll tax expense related to stock-based compensation; and (7) restructuring related charges. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that we calculate as net cash provided by (used in) operating activities, less cash used for purchases of property, equipment, and software, capitalized internal-use software costs, and purchases of content assets as we consider these capital expenditures necessary to support our ongoing operations. Current and prior period Free Cash Flow amounts reported herein reflect the change to our definition of Free Cash Flow to include purchases of content assets.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix.

Special Note on Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Any statements contained in this press release that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as: “accelerate,” “anticipate, “believe,” “can,” “continue,” “could,” “demand,” “design”, “estimate,” “expand,” “expect,” “intend,” “may,” “might,” “mission,” “need”, “objective,” “ongoing,” “outlook”, “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements include, but are not limited to, statements regarding enabling a new era of education to better meet the needs of a changing global workforce; the Company’s belief regarding the accessibility of high quality education to learners anywhere in the world, including through the acceleration of the Company’s AI-powered translation initiative to meet the needs of learners coming to Coursera; the expected benefits of the Company’s differentiated catalog of high-quality, branded industry micro-credentials and its anticipated impact on the Company’s financial performance; the Company’s ability to invest in its platform’s multiple growth opportunities while demonstrating leverage and scale in its operating model; the anticipated features and benefits of the Company’s AI initiatives, expanded talent and skills development partnerships, new certificate and degree programs and partnerships, and its learning platform (including its machine learning translation initiative, credit recommendations, and new degree pathways); the potential of Coursera’s stock repurchase program to reduce the impact of stock dilution; Coursera’s mission to provide universal access to world-class learning; the demand for online learning; anticipated features and benefits of our customer and partner relationships and our content and platform offerings; the anticipated utility of non-GAAP financial measures; anticipated growth rates; and our financial outlook, future financial performance, and expectations, among others. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our ability to manage our growth; our limited operating history; the relative nascency of online learning solutions and risks related to market adoption of online learning; our ability to maintain and expand our partnerships with our university and industry partners and to create opportunities with new partners; our dependence on our partners for content available on our platform; our ability to attract and retain learners; our ability to increase sales of our Enterprise offering; risks related to our AI innovations and AI generally; our ability to compete effectively; regulatory matters impacting us or our partners; risks related to intellectual property; cybersecurity and privacy risks and regulations; potential disruptions to our platform; risks related to international operations, regulatory, economic, and geopolitical conditions, pandemics or similar widespread health crises, and our status as a B Corp, as well as the risks and uncertainties discussed in our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings and as detailed from time to time in our SEC filings. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Such forward-looking statements relate only to events as of the date of this press release. We undertake no obligation to update any forward-looking statements except to the extent required by law.

Earnings Release Q4 and Full Year 2023
Coursera Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except shares and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$168,880	$142,180	$635,764	$523,756
Cost of revenue(1)	79,551	54,305	305,993	192,277
Gross profit	89,329	87,875	329,771	331,479
Operating expenses:
Research and development(1)	37,366	42,835	160,077	165,134
Sales and marketing(1)	58,106	61,919	222,771	227,676
General and administrative(1)	22,416	28,998	98,325	105,900
Restructuring related charges(1)	—	10,149	(5,806)	10,149
Total operating expenses	117,888	143,901	475,367	508,859
Loss from operations	(28,559)	(56,026)	(145,596)	(177,380)
Other income (expense):
Interest income, net	9,298	5,671	34,432	9,144
Other income (expense), net	212	173	(19)	(2,401)
Loss before income taxes	(19,049)	(50,182)	(111,183)	(170,637)
Income tax expense	1,308	1,535	5,371	4,720
Net loss	$(20,357)	$(51,717)	$(116,554)	$(175,357)
Net loss per share—basic and diluted	$(0.13)	$(0.35)	$(0.77)	$(1.21)
Weighted average shares used in computing net loss per share—basic and diluted	153,690,451	147,177,497	150,957,814	145,263,726
(1)Includes stock-based compensation expense as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Cost of revenue	$563	$1,017	$2,593	$3,089
Research and development	11,568	14,742	49,931	48,779
Sales and marketing	7,964	8,140	31,299	30,092
General and administrative	7,572	10,911	31,352	28,703
Restructuring related charges	—	122	(5,605)	122
Total stock-based compensation expense	$27,667	$34,932	$109,570	$110,785

Earnings Release Q4 and Full Year 2023
Coursera Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	December 31, 2023	December 31, 2022

Assets
Current assets:
Cash and cash equivalents	$656,321	$320,817
Marketable securities	65,746	459,654
Accounts receivable, net	67,418	53,734
Deferred costs, net	26,387	24,147
Prepaid expenses and other current assets	16,614	17,636
Total current assets	832,486	875,988
Property, equipment, and software, net	30,408	27,096
Operating lease right-of-use assets	4,739	9,605
Intangible assets, net	11,720	8,553
Other assets	41,180	26,355
Total assets	$920,533	$947,597

Liabilities and Stockholders’ Equity
Current liabilities:
Educator partners payable	$101,041	$66,375
Other accounts payable and accrued expenses	23,456	23,342
Accrued compensation and benefits	22,281	21,163
Operating lease liabilities, current	6,557	8,658
Deferred revenue, current	137,229	115,701
Other current liabilities	7,696	7,202
Total current liabilities	298,260	242,441
Operating lease liabilities, non-current	39	5,791
Deferred revenue, non-current	2,861	3,076
Other liabilities	3,179	1,714
Total liabilities	304,339	253,022
Stockholders’ equity:
Common stock	2	1
Additional paid-in capital	1,459,964	1,364,116
Treasury stock, at cost	(63,154)	(4,701)
Accumulated other comprehensive income (loss)	59	(718)
Accumulated deficit	(780,677)	(664,123)
Total stockholders’ equity	616,194	694,575
Total liabilities and stockholders’ equity	$920,533	$947,597

Earnings Release Q4 and Full Year 2023
Coursera Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(116,554)	$(175,357)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	22,270	18,503
Stock-based compensation expense	109,570	110,785
Accretion of marketable securities	(13,811)	(895)
Impairment of long-lived assets	3,062	6,124
Other	1,496	1,088
Changes in operating assets and liabilities:
Accounts receivable, net	(14,763)	(20,598)
Prepaid expenses and other assets	(17,003)	(18,290)
Operating lease right-of-use assets	4,868	4,839
Accounts payable and accrued expenses	33,971	17,893
Accrued compensation and other liabilities	3,073	3,409
Operating lease liabilities	(7,853)	(5,841)
Deferred revenue	21,313	20,289
Net cash provided by (used in) operating activities	29,639	(38,051)
Cash flows from investing activities:
Purchases of marketable securities	(121,756)	(593,770)
Proceeds from maturities of marketable securities	530,000	375,000
Purchases of property, equipment, and software	(1,147)	(1,578)
Capitalized internal-use software costs	(15,254)	(12,299)
Purchase of minority interest	(1,701)	—
Purchases of content assets	(5,344)	(1,377)
Net cash provided by (used in) investing activities	384,798	(234,024)
Cash flows from financing activities:
Proceeds from exercise of stock options	27,315	17,586
Proceeds from employee stock purchase plan	6,031	6,829
Payments for repurchases of common stock	(58,453)	—
Payment of tax withholding on vesting of restricted stock units	(54,122)	(11,886)
Payment of deferred offering costs	—	(295)
Net cash (used in) provided by financing activities	(79,229)	12,234
Net increase (decrease) in cash, cash equivalents, and restricted cash	335,208	(259,841)
Cash, cash equivalents, and restricted cash—Beginning of period	322,878	582,719
Cash, cash equivalents, and restricted cash—End of period	$658,086	$322,878

Earnings Release Q4 and Full Year 2023
Coursera Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Gross profit	$89,329	$87,875	$329,771	$331,479
Stock-based compensation expense	563	1,017	2,593	3,089
Amortization of stock-based compensation capitalized as internal-use software costs	1,328	991	5,039	3,134
Payroll tax expense related to stock-based compensation	15	12	115	28
Non-GAAP gross profit	$91,235	$89,895	$337,518	$337,730

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net loss	$(20,357)	$(51,717)	$(116,554)	$(175,357)
Stock-based compensation expense	27,667	34,810	115,175	110,663
Amortization of stock-based compensation capitalized as internal-use software costs	1,328	991	5,039	3,134
Payroll tax expense related to stock-based compensation	815	229	3,957	1,120
Restructuring related charges	—	10,149	(5,806)	10,149
Non-GAAP net income (loss)	$9,453	$(5,538)	$1,811	$(50,291)

Weighted-average shares used in computing net loss per share—basic	153,690,451	147,177,497	150,957,814	145,263,726
Effect of dilutive securities(2)	15,238,006	—	15,626,795	—
Weighted-average shares used in computing non-GAAP net income (loss) per share—diluted	168,928,457	147,177,497	166,584,609	145,263,726

Net loss per share—basic and diluted	$(0.13)	$(0.35)	$(0.77)	$(1.21)
Non-GAAP net income (loss) per share—diluted	$0.06	$(0.04)	$0.01	$(0.35)
(2)For periods presented with a non-GAAP net loss, we have excluded the effect of potentially dilutive securities as their inclusion would be anti-dilutive.

Earnings Release Q4 and Full Year 2023

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net loss	$(20,357)	$(51,717)	$(116,554)	$(175,357)
Depreciation and amortization	5,768	4,996	22,270	18,503
Interest income, net	(9,298)	(5,671)	(34,432)	(9,144)
Income tax expense	1,308	1,535	5,371	4,720
Other (income) expense, net	(212)	(173)	19	2,401
Stock-based compensation expense	27,667	34,810	115,175	110,663
Payroll tax expense related to stock-based compensation	815	229	3,957	1,120
Restructuring related charges	—	10,149	(5,806)	10,149
Adjusted EBITDA	$5,691	$(5,842)	$(10,000)	$(36,945)

Net loss margin	(12)%	(36)%	(18)%	(33)%
Adjusted EBITDA Margin	3%	(4)%	(2)%	(7)%

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net cash provided by (used in) operating activities(3)	$11,568	$(5,442)	$29,639	$(38,051)
Less: purchases of property, equipment, and software	(121)	(192)	(1,147)	(1,578)
Less: capitalized internal-use software costs	(3,791)	(2,217)	(15,254)	(12,299)
Previously reported Free Cash Flow		$(7,851)		$(51,928)
Less: purchases of content assets	(1,966)	(82)	(5,344)	(1,377)
Free Cash Flow	$5,690	$(7,933)	$7,894	$(53,305)
(3)Includes cash payments for restructuring related charges made during the three months and years ended December 31, 2023 and 2022 of $0, $4.8 million, $5.1 million, and $4.8 million, respectively.